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EXHIBIT 99.1

FLEX REPORTS SECOND QUARTER FISCAL 2026 RESULTS
•Reported net sales up 4%, at the top end of our guidance.
•Raising full-year net sales, adjusted operating margin and adjusted EPS guidance due to strong data center demand in our Power and Cloud businesses and continued disciplined execution.
•Delivered GAAP operating margin of 4.4%, and adjusted operating margin of 6.0% marking the fourth consecutive quarter at or above an adjusted operating margin of 6%.
•Reported GAAP EPS of $0.52, which includes $41M, or $0.11, of costs associated with the previously announced missile strike damage at our Ukraine facility, and Adjusted EPS of $0.79, a record adjusted EPS number.

Austin, Texas, October 29, 2025 – Flex (NASDAQ: FLEX) today announced results for its second quarter ended September 26, 2025.
Revathi Advaithi, CEO of Flex, stated: “We achieved a record Q2, and we continue to execute with discipline and deliver value for customers across business segments. As we continue to shift our portfolio toward higher margin businesses, we remain confident in our data center position and ability to offer complete, integrated solutions to the world’s leading technology companies as they navigate the AI era.”

Second Quarter Fiscal Year 2026 GAAP Summary:
•Net Sales: $6.8 billion
•GAAP Operating Income: $296 million
•GAAP Net Income: $199 million
•GAAP Earnings Per Share: $0.52
•Cash provided by Operating Activities: $453 million

Second Quarter Fiscal Year 2026 Non-GAAP Summary:
•Adjusted Operating Income: $409 million
•Adjusted Net Income: $300 million
•Adjusted Earnings Per Share: $0.79
•Free Cash Flow: $305 million

An explanation and reconciliation of GAAP financial measures to non-GAAP financial measures is presented in Schedules II and V attached to this press release.

Third Quarter Fiscal 2026 Guidance
•Net Sales: $6.65 billion to $6.95 billion
•Adjusted Operating Income: $405 million to $435 million*
•Adjusted EPS: $0.74 to $0.80*
•Interest & Other: approximately $54 million
•Adjusted income tax rate: 21%*
•Weighted average shares outstanding: 377 million

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Fiscal Year 2026 Guidance Updated
•Net Sales: $26.7 billion to $27.3 billion
•Adjusted Operating Margin: between 6.2% and 6.3%*
•Adjusted EPS: $3.09 to $3.17*
•Interest & Other: approximately $180 million to $190 million

*This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort for the reasons set forth in Schedule V attached to this press release.
Webcast and Conference Call
The Flex management team will host a conference call today at 7:30 AM (CT) / 8:30 AM (ET), to review second quarter fiscal 2026 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.
About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps leading brands design, build, and manage products that improve the world. With a global footprint spanning 30 countries, Flex delivers advanced manufacturing and supply chain solutions, innovative products and technology, and lifecycle services that support customers from concept to scale. In the AI era, Flex is helping customers accelerate data center deployment by solving power, heat, and scale challenges through cutting-edge power and cooling technology and scalable IT infrastructure solutions.
Contacts
Investors & Analysts
Michelle Simmons
Senior Vice President, Global Investor Relations and Public Relations
(669) 242-6332
Michelle.Simmons@flex.com
Media & Press
publicrelations@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products; geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, or the ongoing conflicts between Russia and Ukraine and in the Middle East, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; supply chain disruptions, including those involving suppliers who are sole or primary sources, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; the impact of fluctuations in the pricing or availability of raw materials and components, including semiconductors, labor and energy; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; that the expected revenue and margins from recently launched programs may not be realized; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; the possibility that benefits of our restructuring actions may not materialize as expected; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits; hiring and retaining key personnel; that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; litigation and regulatory investigations and proceedings; risks related to the spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment; the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements; physical and operational risks from natural disasters, severe weather events, or climate change; we may be exposed to product liability and product warranty liability; we may be exposed to financially troubled customers or suppliers; our compliance with

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legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change; our ability to meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals.

Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	September 26, 2025	September 27, 2024
GAAP:
Net sales	$6,804	$6,545
Cost of sales	6,181	5,998
Restructuring charges	9	16
Gross profit	614	531
Selling, general and administrative expenses	260	216
Restructuring and impairment charges	42	2
Intangible amortization	16	16
Operating income	296	297
Interest expense	52	53
Interest income	10	16
Other charges (income), net	(13)	(8)
Equity in earnings (losses) of unconsolidated affiliates	(5)	(4)
Income before income taxes	262	264
Provision for (benefit from) income taxes	63	50
Net income	$199	$214

GAAP EPS
Diluted earnings per share	$0.52	$0.54
Diluted shares used in computing per share amounts	380	400

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Six-Month Periods Ended
	September 26, 2025	September 27, 2024
GAAP:
Net sales	$13,379	$12,859
Cost of sales	12,168	11,825
Restructuring charges	25	32
Gross profit	1,186	1,002
Selling, general and administrative expenses	493	429
Restructuring and impairment charges	49	11
Intangible amortization	37	32
Operating income	607	530
Interest expense	103	109
Interest income	23	32
Other charges (income), net	(6)	(6)
Equity in earnings (losses) of unconsolidated affiliates	(25)	(3)
Income before income taxes	508	456
Provision for (benefit from) income taxes	117	103
Net income	$391	$353

GAAP EPS
Diluted earnings per share	$1.03	$0.87
Diluted shares used in computing per share amounts	381	405

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts and percentages)

	Three-Month Periods Ended
	September 26, 2025		September 27, 2024

GAAP operating income and margin %	$296	4.4%	$297	4.5%
Intangible amortization	16		16
Stock-based compensation	37		28
Restructuring and impairment charges	51		17
Legal and other	9		—
Non-GAAP operating income and margin %	$409	6.0%	$358	5.5%

GAAP provision for income taxes	$63		$50
Intangible amortization benefit	3		4
Other tax related adjustments	14		15
Non-GAAP provision for income taxes	$80		$69

GAAP net income	$199		$214
Intangible amortization	16		16
Stock-based compensation	37		28
Restructuring and impairment charges	51		17
Legal and other	9		—
Equity in losses of unconsolidated affiliates	8		—
Interest and other, net	(3)		(1)
Adjustments for taxes	(17)		(19)
Non-GAAP net income	$300		$255

Diluted earnings per share:
GAAP	$0.52		$0.54
Non-GAAP	$0.79		$0.64

Free Cash Flow:
Net cash provided by operating activities	453		319
Net capital expenditures	(148)		(100)
Free Cash Flow	$305		$219

See the accompanying notes on Schedule V attached to this press release.

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts and percentages)

	Six-Month Periods Ended
	September 26, 2025		September 27, 2024

GAAP operating income and margin %	$607	4.5%	$530	4.1%
Intangible amortization	37		32
Stock-based compensation	71		60
Restructuring and impairment charges	74		42
Legal and other	15		—
Non-GAAP operating income and margin %	$804	6.0%	$664	5.2%

GAAP provision for income taxes	$117		$103
Intangible amortization benefit	8		7
Other tax related adjustments	28		13
Non-GAAP provision for income taxes	$153		$123

GAAP net income	$391		$353
Intangible amortization	37		32
Stock-based compensation	71		60
Restructuring and impairment charges	74		42
Legal and other	15		—
Equity in losses of unconsolidated affiliates	25		—
Interest and other, net	(3)		(1)
Adjustments for taxes	(36)		(20)
Non-GAAP net income	$574		$466

Diluted earnings per share:
GAAP	$1.03		$0.87
Non-GAAP	$1.51		$1.15

Free Cash Flow:
Net cash provided by operating activities	852		659
Net capital expenditures	(279)		(208)
Free Cash Flow	$573		$451

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of September 26, 2025	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,249	$2,289
Accounts receivable, net of allowance	3,857	3,671
Contract assets	819	616
Inventories	5,270	5,071
Other current assets	1,647	1,194
Total current assets	13,842	12,841

Property and equipment, net	2,352	2,330
Operating lease right-of-use assets, net	703	562
Goodwill	1,375	1,341
Other intangible assets, net	314	343
Other non-current assets	960	964
Total assets	$19,546	$18,381

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$676	$1,209
Accounts payable	6,125	5,147
Accrued payroll and benefits	568	560
Deferred revenue and customer working capital advances	1,914	1,957
Other current liabilities	1,091	977
Total current liabilities	10,374	9,850

Long-term debt, net of current portion	3,013	2,483
Operating lease liabilities, non-current	604	456
Other non-current liabilities	520	590
Total liabilities	14,511	13,379
Total shareholders’ equity	5,035	5,002
Total liabilities and shareholders' equity	$19,546	$18,381

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six-Month Periods Ended
	September 26, 2025	September 27, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$391	$353
Depreciation, amortization and other impairment charges	298	257
Changes in working capital and other, net	163	49
Net cash provided by operating activities	852	659

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(283)	(214)
Proceeds from the disposition of property and equipment	4	6
Acquisition of businesses, net of cash acquired	(43)	(1)
Proceeds from divestiture of businesses, net of cash held in divested businesses	(4)	—
Other investing activities, net	(8)	3
Net cash used in investing activities	(334)	(206)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	500	499
Payments of bank borrowings, long-term debt and other financing liabilities	(535)	(57)
Payments for repurchases of ordinary shares	(544)	(757)
Other, net	4	(6)
Net cash used in financing activities	(575)	(321)

Effect of exchange rates on cash and cash equivalents	17	(5)
Net change in cash and cash equivalents	(40)	127
Cash and cash equivalents, beginning of period	2,289	2,474
Cash and cash equivalents, end of period	$2,249	$2,601

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

We present forward‑looking non‑GAAP financial measures in our third quarter and full year fiscal 2026 guidance, including adjusted operating income, adjusted operating margin, adjusted income tax rate, and adjusted EPS. We do not provide a reconciliation of these measures to the most directly comparable GAAP measures because the information necessary to do so is not available without unreasonable effort due to the inherent variability, complexity, and uncertainty in forecasting certain items required for such a reconciliation. These items may include restructuring charges and impairment charges, among others. The information that is unavailable could be material and could significantly affect our GAAP results.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

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Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share units granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring and impairment charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs also include asset impairment charges related to assets significantly impacted by the geopolitical events on the basis of management's best estimate of the recoverable value of assets. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three and six-month periods ended September 26, 2025, the Company recognized approximately $10 million and $33 million of restructuring charges, respectively, most of which related to employee severance. During the three and six-month periods ended September 27, 2024, the Company recognized $17 million and $42 million of restructuring charges, respectively, most of which related to employee severance.

During the three and six-month period ended September 26, 2025, the Company recognized $41 million in asset impairments, inventory write-downs and other charges as a result of an August 21, 2025 missile strike on the Company’s Mukachevo, Ukraine operations located in Western Ukraine. The August 21, 2025 missile strike represents an unusual and infrequent event as hostilities related to the Russian invasion of Ukraine have been primarily focused in Eastern Ukraine. The missile strike caused substantial destruction, disrupted Mukachevo’s normal operations and Flex initiated contingency manufacturing plans at alternative manufacturing facilities. The Company expects additional immaterial near-term inefficiencies as Mukachevo’s operations are restored.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and asset impairment. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures. During the three and six-month periods ended September 26, 2025, the Company incurred approximately $9 million and $15 million, respectively, related to acquisition costs. No such costs were incurred in the first half of fiscal year 2025.

Equity in losses of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as significant gains or losses associated with certain non-core investments. The Company excludes these items because they are not related to the Company's ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. During the three and six-month periods ended

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September 26, 2025, the Company recognized approximately $8 million and $25 million, respectively, of equity in losses from a reduced valuation of a certain non-core investment fund. No such event occurred in the first half of fiscal year 2025.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

Adjustments for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. Effective in fiscal year 2026, the Company adopted an annual normalized tax rate for the purpose of determining the tax effect of non-GAAP adjustments. In estimating the normalized tax rate, the Company utilizes a full-year projection of earnings that considers the mix of earnings across tax jurisdictions, existing tax positions and other significant tax matters.

During the three and six-month periods ended September 26, 2025, the Company recognized a $17 million and $36 million net tax benefit, respectively, and during the three and six-month periods ended September 27, 2024, the Company recognized a $19 million and $20 million net tax benefit, respectively, related to the tax effects of various adjustments that are incorporated into non-GAAP measures on restructuring and other.

Free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions, repurchase company shares and for certain other activities. The Company's free cash flow is defined as cash flows from operating activities, less net purchases of property and equipment and proceeds from the disposition of property and equipment ("net capital expenditures"), allowing us to present free cash flow on a consistent basis for investors.

During the three and six-month periods ended September 26, 2025, the Company recognized $305 million and $573 million of free cash inflow, respectively. During the three and six-month periods ended September 27, 2024, the Company recognized $219 million and $451 million of free cash inflow, respectively. Free cash flow is not a measure of liquidity under U.S. GAAP, and may not be defined and calculated by other companies in the same manner.